Financial Statements

For the Quarter Ended

March 31, 2012

EASTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Balance Sheets

ASSETS

	March 31,	December 31,
	2012	2011
	(unaudited)

CURRENT ASSETS

Cash	$-	$-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable	$15,658	$12,408
Accrued interest - related party	18,677	17,190
Note payable - related party	60,590	59,590

Total Current Liabilities	94,925	89,188

STOCKHOLDERS' DEFICIT

Common stock; 20,000,000 shares authorized,
at $0.00001 par value, 11,625,000 shares issued
and outstanding	116	116
Additional paid-in capital	33,584	32,084
Deficit accumulated during the development stage	(128,625)	(121,388)

Total Stockholders' Deficit	(94,925)	(89,188)

TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements.

EASTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Statements of Operations
(unaudited)

			From
			Inception on
			September 8,
	For the Three Months Ended		1999 Through
	March 31,		March 31,
	2012	2011	2012

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and
administrative	5,750	5,920	109,948

Total Operating Expenses	5,750	5,920	109,948

LOSS FROM OPERATIONS	(5,750)	(5,920)	(109,948)

OTHER EXPENSES

Interest expense	(1,487)	(1,339)	(18,677)

Total Other Expenses	(1,487)	(1,339)	(18,677)

LOSS BEFORE INCOME TAXES	(7,237)	(7,259)	(128,625)
PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(7,237)	$(7,259)	$(128,625)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	11,625,000	11,625,000

The accompanying notes are an integral part of these financial statements

EASTGATE ACQUISITIONS CORPORATION
(A Development Stage Company)
Statements of Cash Flows
(unaudited)
			From
			Inception on
			September 8,
	For the Three Months Ended		1999 Through
	March 31,		March 31,
	2012	2011	2012
OPERATING ACTIVITIES
Net loss	$(7,237)	$(7,259)	$(128,625)
Adjustments to reconcile net loss to net cash
used by operating activities:
Expenses paid on the Company's behalf
by a related party	1,000	1,020	60,590
Services contributed by shareholders	1,500	1,500	33,200
Changes in operating assets and liabilities:
Accrued interest - related party	1,487	1,339	18,677
Accounts payable	3,250	3,400	15,658

Net Cash Used in
Operating Activities	-	-	(500)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES
Common stock issued for cash	-	-	500

Net Cash Provided by
Financing Activities	-	-	500

NET DECREASE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2012, and for all periods presented herein have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2011 audited financial statements.  The results of operations for the periods ended March 31, 2012 and 2011 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements.

       NOTE 4 - NOTES PAYABLE RELATED PARTY

The Company has recorded expenses paid on its behalf by shareholders as a related party payable. The note bears interest at 10 percent, is unsecured and is due and payable upon demand. The balance of this payable totaled $60,590 and $59,590 at March 31, 2012 and December 31, 2011, respectively.  The balance in interest accrued on the note totaled $18,677 and $17,190 as at March 31, 2012 and December 31, 2011, respectively.

During the three months ended March 31, 2012, Company shareholders performed services valued at $1,500 which have been recorded as a contribution to capital.

         NOTE 5 – SIGNIFICANT EVENTS

The Company on January 15, 2012 it entered into a Patent Acquisition Agreement to acquire certain products, formulas, processes, proprietary technology and/or patents and patent applications related to pharmaceutical, nutraceutical, food supplements and consumer health products (collectively referred to as the “Products”).  In exchange for the acquired products and technology, the Company has agreed to issue at the closing to the seller, Anna Gluskin and/or her assigns, 10 million shares of the Company’s authorized, but previously unissued common stock, post-split as discussed below.  The closing of the agreement is contingent upon realizing initial financing of $300,000.  The Company has not entered into any agreement or arrangement to secure the aforementioned funding and there can be no assurance that we will be able to raise the funds.

At the closing of the agreement, the seller will assign to the Company all rights, title and interests in the Products, free and clear of all liens, mortgages, pledges, security interests or other encumbrances.  Also as a condition to the closing, the seller will cause to be filed with the U.S. Patent and Trademark Office and any foreign patent office that is relevant to the Products, all documents and appropriate assignments to transfer and assign the Products and all proprietary rights and technology to the Company.

As a condition of the closing, the Company effected a forward stock split of its issued and outstanding shares of common stock on a 7.75 shares for one share basis.  Which  increased the outstanding shares 11,625,000 shares following the split.  All further references to outstanding common stock reflect the stock split on a retro-active basis.

In addition to the 10 million shares of common stock to be issued to the seller, the agreement provides that at the closing, the Company will issue 10 million shares of common stock to certain individuals in consideration for services rendered for and monies advanced to the Company.  Further, following the closing of the agreement, the Company will name at least two new directors to its board of directors, to be designated by the seller and the Company’s current management.  It is also anticipated that the Company’s name will be

NOTE 5 – SIGNIFICANT EVENTS  (CONTINUED)

changed to a name selected by the board, which name will be intended to reflect the acquisition of Products and the anticipated new business endeavors. The agreement is subject to completion of due diligence and certain other usual conditions.

         NOTE6 – SUBSEQUENT EVENTS

In accordance with ASC 855 Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.